EXHIBIT 99.1

Cordia Bancorp Inc. Reports First Quarter Results

Launches Growth Tied to $15.4 Million Equity Raise

MIDLOTHIAN, Va., May 7, 2014 (GLOBE NEWSWIRE) -- Cordia Bancorp Inc. ("Cordia") (Nasdaq:BVA), parent company of Bank of Virginia, reported a net loss of $284,000 or $(0.10) per share for the first quarter of 2014, compared to net income of $222,000 or $0.08 per share for the first quarter of 2013.

First Quarter 2014 Highlights

  19% growth in total assets
  11% growth in deposits
  10% increase in full time employees
  Acquisition of $26.5 million portfolio of student loans
  Nonperforming assets continued to decrease to 1.7% of total assets

Chief Executive Officer Jack Zoeller stated, "We launched a fresh round of growth in the first quarter in anticipation of the $15.4 million capital raise that closed in early April. While we incurred a modest quartlerly loss primarily due to one-time factors and timing differences related to compensation, additions to staffand loan loss reserves, Cordia remains focused on its strategy to grow both our geographic footprint and earnings base." Cordia recently announced plans to open two new full-service branches in Chesterfield County and Colonial Heights, Virginia.

Financial Highlights

  Asset Growth. Total assets were $280.3 million at March 31, 2014, compared to $235.1 million at December 31, 2013. During the first three months of 2014 the Company originated $11.7 million of new organic loans and also purchased $26.5 million of student loans 98% guaranteed by the U.S. Department of Education.

  Deposit Growth and Mix. Total deposits increased to $235.0 million at March 31, 2014, compared to $210.8 million at December 31, 2013. Total checking, money market and savings accounts increased 16%, to $96.5 million at March 31, 2014, from $83.5 million at December 31, 2013.

  Net Interest Income. Net interest income after provision for loan losses was $1.9 million in the first quarter of 2014, compared to $2.1 million in the first quarter of 2013.

  Asset Quality. Asset quality continued to improve, with total non-performing assets decreasing to $4.8 million, or 1.7% of assets, at March 31, 2014, from $5.5 million, or 2.3% of assets, at December 31, 2013. There were no delinquencies in the Company's organic loan portfolio at March 31, 2014.

  Tangible Book Value. Tangible book value per share decreased to $4.63 at March 31, 2014, from $4.72 at December 31, 2013.

  Deferred Tax Asset. As of March 31, 2014, the Company had net deferred tax assets totaling $6.9 million. Upon a determination that realizing the full deferred tax asset is more likely than not, $6.2 million of valuation allowance may be reversed. Cordia anticipates that such a determination may potentially be made near the end of 2014.

Operating Results

Cordia reported a net loss of $284,000 or $(0.10) per share for the first quarter of 2014, compared to net income of $222,000 or $0.08 per share for the first quarter of 2013.

Net interest income after the provision for loan losses was $1.9 million for the first quarter of 2014, compared to $2.1 million for the first quarter of 2013, or a decrease of $230,000. Net interest margin was 3.34% and 4.31% for the first quarter of 2014 and 2013, respectively. The decrease in net interest margin was primarily the result of a decrease of $617,000 in the amount of accretion income on purchased loans in 2014 compared to 2013. Excluding the decrease in the accretion income, interest income on loans held for investment increased by $187,000 due to an increase in average balances of $46.5 million offset by a 47 basis point decrease in average yield. Cordia's cost of deposits, adjusted to exclude accretion income, decreased 15 basis points while total deposits increased $9.3 million. The net interest margin, adjusted for accretion income, increased from 2.83% to 3.18% or 35 basis points.

Noninterest income increased to $123,000 for the first quarter of 2014, compared to $67,000 for the first quarter of 2013. The increase was driven by a net gain on the sale of available for sale securities of $64,000.

Noninterest expense increased to $2.3 million for the first quarter of 2014, compared to $2.0 million for the first quarter of 2013. This increase was primarily due to a one-time accrual of incentive compensation and the costs of staff additions associated with Cordia's growth.

About Cordia Bancorp

Cordia Bancorp Inc. is a public bank holding company founded in 2009 seeking to invest in undervalued community banks and pursue organic and strategic growth in the Mid-Atlantic banking market.  Substantially all of the assets of Cordia consist of its investment in Bank of Virginia. Bank of Virginia provides retail banking services to individuals and commercial customers through four full-service and two ATM-only banking locations in the greater Richmond market, including Chesterfield and Henrico Counties and Colonial Heights, Virginia.

For more information about Cordia Bancorp and Bank of Virginia, visit our websites: www.cordiabancorp.com and www.bankofva.com.

DISCLAIMER

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company's periodic filings with the Securities Exchange Commission. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

Cordia Bancorp
Consolidated Balance Sheets (unaudited)

	March, 31	Dec. 31,	Sept. 30,	June 30,	March 30,
(Dollars in thousands, except per share data)	2014	2013	2013	2013	2013
Assets
Cash and due from banks	$ 10,499	$ 5,290	$ 6,893	$ 3,756	$ 5,340
Fed funds sold and Interest-bearing deposits	16,839	8,694	15,889	27,766	9,201
Total cash and cash equivalents	27,338	13,984	22,782	31,522	14,541
Securities available for sale, at fair value	24,464	24,567	29,807	22,105	17,182
Securities held to maturity	14,500	14,753	--	--	--
Restricted securities	1,529	1,074	1,071	1,134	1,124

Loans held for investment:
Commercial real estate	85,084	82,602	85,962	80,289	78,405
Commercial and industrial	22,118	21,208	20,388	21,273	23,384
Guaranteed student loans	80,966	55,427	51,293	52,957	34,696
Consumer and other	16,914	14,770	15,146	13,960	14,712
Total loans held for investment	205,082	174,007	172,789	168,479	151,197
Less: Allowance for loan losses	(1,504)	(1,489)	(1,517)	(1,562)	(1,583)
Net loans held for investment	203,578	172,518	171,272	166,917	149,614

Loans held for sale	--	--	--	--	59,761
Premises and equipment, net	4,430	4,464	4,512	4,287	4,327
Accrued interest receivable	2,177	1,655	1,335	1,132	1,097
Other real estate owned, net of valuation allowance	1,543	1,545	1,545	1,768	1,768
Other assets	697	588	648	655	953
Total assets	$ 280,256	$ 235,148	$ 232,972	$ 229,520	$ 250,367

Liabilities and stockholders' equity
Non-interest bearing deposits	21,642	22,845	21,719	21,338	20,786
Savings and interest bearing demand deposits	74,825	60,685	59,546	49,493	80,665
Time deposits, $100,000 and greater	87,559	76,231	75,023	79,795	70,080
Other time deposits	51,002	51,053	52,620	54,732	54,202
Total deposits	235,028	210,814	208,908	205,358	225,733

Accrued expenses and other liabilities	12,202	1,047	897	998	1,361
FHLB borrowings	20,000	10,000	10,000	10,000	10,000
Total Liabilities	267,230	221,861	219,805	216,356	237,094

Preferred stock	--	--	--	--	--
Common stock	28	28	28	28	28
Additional paid-in-capital	18,672	18,648	18,606	18,579	18,689
Retained deficit	(5,289)	(5,005)	(5,011)	(5,219)	(5,479)
Accumulated other comprehensive income	(385)	(384)	(456)	(224)	35
Total stockholders' equity	13,026	13,287	13,167	13,164	13,273
Total liabilities and stockholders' equity	$ 280,256	$ 235,148	$ 232,972	$ 229,520	$ 250,367

Cordia Bancorp
Consolidated Statements of Income (unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2014	2013	2013	2013	2013
Interest Income
Interest and fees on loans	$ 2,149	$ 2,089	$ 2,182	$ 2,516	$ 2,579
Investment securities	207	161	123	72	70
Interest on federal funds sold and deposits with banks	6	10	19	29	15
Total interest income	2,362	2,260	2,324	2,617	2,664

Interest Expense
Interest on deposits	426	412	415	426	391
Interest on FHLB Borrowings	41	40	42	41	41
Total interest expense	467	452	457	467	432

Net interest income	1,895	1,808	1,867	2,150	2,232
Provision for (benefit from) loan losses	20	(92)	(23)	7	127
Net interest income after provision for loan losses	1,875	1,900	1,890	2,143	2,105

Non-interest income
Service charges on deposit accounts	26	40	31	29	32
Net gain on sale of available for sale securities	64	--	--	--	--
Other fee income	33	46	51	36	35
Total non-interest income	123	86	82	65	67

Non-interest expense
Salaries and employee benefits	1,406	1,066	991	974	1,185
Professional services	106	161	67	211	62
Occupancy	151	138	137	145	145
Data processing and communications	142	139	140	144	125
FDIC assessment and bank fees	123	111	116	114	120
Loan expenses	126	76	81	102	15
Other real estate expenses	5	16	5	12	16
Gain on sale of OREO	--	--	(36)	--	--
Supplies and equipment	75	75	66	64	69
Insurance	41	40	42	42	42
Directors fees	16	32	34	38	34
Marketing and business development	6	32	19	15	22
Other	85	95	102	86	115
Total non-interest expense	2,282	1,981	1,764	1,947	1,950

Consolidated net income (loss) before non-controlling interest	(284)	5	208	261	222
Net income (loss)	(284)	5	208	261	222

Earnings per share, basic and diluted	$ (0.10)	$ --	$ 0.07	$ 0.09	$ 0.08
Weighted average shares outstanding, basic and diluted	2,788,302	2,788,302	2,775,802	2,775,802	2,778,677

Cordia Bancorp
Consolidated Financial Highlights (unaudited)
	As of and for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2014	2013	2013	2013	2013
Results of Operations
Interest income	$ 2,362	$ 2,260	$ 2,324	$ 2,617	$ 2,664
Interest expense	467	452	457	467	432
Net interest income	1,895	1,808	1,867	2,150	2,232
Provision (benefit) for loan losses	20	(92)	(23)	7	127
Net interest income after provision for loan losses	1,875	1,900	1,890	2,143	2,105
Non-interest income	123	86	82	65	67
Non-interest expense	2,282	1,981	1,764	1,947	1,950
Net income	$ (284)	$ 5	$ 208	$ 261	$ 222

Earnings per share, basics and diluted	$ (0.10)	$ --	$ 0.07	$ 0.09	$ 0.08
Weighted average shares outstanding, basic and diluted	2,788,302	2,788,302	2,775,802	2,775,802	2,778,677

Performance Ratios
Return on average assets	-0.47%	0.01%	0.35%	0.41%	0.42%
Return on average equity	-8.52%	0.15%	6.39%	7.88%	6.34%
Return on average tangible equity	-8.61%	0.15%	6.46%	7.97%	6.42%
Efficiency ratio	113.08%	104.59%	90.51%	87.90%	84.82%

Yields and Rates
Yield on loans	4.88%	4.82%	5.11%	5.55%	6.66%
Yield on securities	2.08%	2.14%	1.79%	1.70%	1.56%
Yield on interest earning assets	4.16%	4.13%	4.09%	4.23%	5.14%
Cost of interest bearing deposits	0.88%	0.89%	0.88%	0.82%	0.92%
Cost of total deposits	0.79%	0.80%	0.79%	0.75%	0.83%
Cost of borrowings	1.62%	1.60%	1.68%	1.64%	1.64%
Cost of interest bearing liabilities	0.92%	0.93%	0.92%	0.86%	0.96%
Interest rate spread	3.25%	3.21%	3.17%	3.38%	4.18%
Net interest margin	3.34%	3.30%	3.29%	3.48%	4.31%

Capital
Total equity to total assets	4.65%	5.65%	5.65%	5.74%	5.30%
Tangible equity to total assets	4.60%	5.59%	5.59%	5.67%	5.24%
Book value per share	4.67	4.77	4.74	4.74	4.78
Tangible book value per share	4.63	4.72	4.69	4.69	4.72
Common shares outstanding	2,788,302	2,788,302	2,775,802	2,775,802	2,778,677

Average Balances
Loans	176,161	173,536	170,969	181,373	154,799
Securities	39,747	30,156	27,509	16,922	17,904
Earning assets	226,968	218,707	227,110	247,283	207,299
Total assets	241,660	231,435	235,067	254,765	213,728
Interest bearing deposits	193,946	184,920	188,526	208,433	170,621
Total deposits	215,721	206,981	210,395	228,571	189,147
FHLB borrowings	10,111	10,000	10,000	10,000	10,000
Interest bearing liabilities	204,057	194,920	198,526	218,433	180,621
Total equity	13,332	13,266	13,027	13,254	14,006
Tangible equity	13,196	13,123	12,875	13,093	13,836

Asset Quality
Net charge-offs	5	(65)	22	28	661
Net charge-off rate	0.01%	-0.15%	0.05%	0.06%	1.71%
Non-performing loans	3,225	3,934	4,054	3,980	4,490
Non-performing assets	4,768	5,479	5,599	5,748	6,258
Allowance for loan losses	1,504	1,489	1,517	1,562	1,583
Non-performing loans as a % of total loans held for investment	1.57%	2.26%	2.35%	2.36%	2.97%
Non-performing assets as a % of total assets	1.70%	2.33%	2.40%	2.50%	2.50%
Allowance for loan losses as a % of total loans held for investment	0.73%	0.86%	0.88%	0.93%	1.05%
Allowance for loan losses as a % of non-performing loans	46.64%	37.85%	37.42%	39.25%	35.26%

Cordia Bancorp
GAAP to Non-GAAP Reconciliations (unaudited)

The table below show the computations of tangible equity and tangible assets and certain related ratios, all of which are considered to be non-GAAP financial measures. The tangible equity to tangible assets ratio has become a focus of some investors and management believes this ratio may assist in analyzing the Corporation's capital position, absent the effects of intangible assets. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation, or as substitute for analysis of results reported under GAAP. Because not all companies use identical calculations, the non-GAAP measures presented in the following table may not be comparable to those reported by other companies.

	As of and for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2014	2013	2013	2013	2013
Tangible Equity and Tangible Assets (Period End)
Total shareholders' equity (GAAP)	$ 13,026	$ 13,287	$ 13,167	$ 13,164	$ 13,273
Less: intangible assets	130	139	148	157	166
Tangible Equity (non-GAAP)	$ 12,896	$ 13,148	$ 13,019	$ 13,007	$ 13,107

Total assets (GAAP)	$ 280,256	$ 235,148	$ 232,972	$ 229,520	$ 250,367
Less: intangible assets	130	139	148	157	166
Tangible assets (non-GAAP)	$ 280,126	$ 235,009	$ 232,824	$ 229,363	$ 250,201

Total equity to total assets (GAAP)	4.65%	5.65%	5.65%	5.74%	5.30%
Book value per share (GAAP)	$ 4.67	$ 4.77	$ 4.74	$ 4.74	$ 4.78
Tangible equity to tangible assets (non-GAAP)	4.60%	5.59%	5.59%	5.67%	5.24%
Tangible book value per share (non-GAAP)	$ 4.63	$ 4.72	$ 4.69	$ 4.69	$ 4.72

Tangible Equity and Tangible Assets (Average)
Total shareholders' equity (GAAP)	13,332	13,266	13,027	13,254	14,006
Less: intangible assets	136	144	153	162	171
Tangible Equity (non-GAAP)	$ 13,196	$ 13,123	$ 12,875	$ 13,093	$ 13,836

Total assets (GAAP)	241,660	231,435	235,067	254,765	213,728
Less: intangible assets	136	144	153	162	171
Tangible assets (non-GAAP)	$ 241,524	$ 231,292	$ 234,915	$ 254,604	$ 213,558

Total equity to total assets (GAAP)	5.52%	5.73%	5.54%	5.20%	6.55%
Book value per share (GAAP)	$ 4.78	$ 4.76	$ 4.69	$ 4.77	$ 5.04
Tangible equity to tangible assets (non-GAAP)	5.46%	5.67%	5.48%	5.14%	6.48%
Tangible book value per share (non-GAAP)	$ 4.73	$ 4.71	$ 4.64	$ 4.72	$ 4.98
CONTACT: Jack Zoeller, CEO
         Cordia Bancorp Inc.
         804-763-1301